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                                                                    EXHIBIT 99.1
                              Contact: Susan O. Moore, Executive Vice President,
                                                        Corporate Communications
                                                         Cell Therapeutics, Inc.
                                                (206) 282-7100 or (800) 664-CTIC
                                                           invest@ctiseattle.com
                                                             www.cticseattle.com
                                                               or Susan Callahan
                                                                       KNCB Dave
                                                                  (206) 794-4706
                                                              scallahan@kncb.com


   CELL THERAPEUTICS, INC. RECEIVES FDA APPROVAL FOR TRISENOX TO TREAT ACUTE
                            PROMYELOCYTIC LEUKEMIA

  70% of Patients With Relapsed/Refractory APL Achieved Complete Remission of
                                 Their Disease

September 26, 2000 Seattle-- Cell Therapeutics, Inc. (CTI) (Nasdaq:CTIC) announced TRISENOX (arsenic trioxide) injection was approved today by the U.S. Food and Drug Administration to treat patients with a severe form of leukemia whose disease has recurred or who have failed to respond to standard therapy.

Acute promyelocytic leukemia (APL) is a malignant disorder of the white blood cells which can affect patients of any age. In the United States, APL represents 10-15% of the more than 10,000 patients who are diagnosed with acute myeloid leukemia each year.

"For patients with APL whose disease has recurred following initial treatment, the use of salvage therapy is highly toxic and rarely curative," said Carolyn Paradise, M.D., Vice President of Clinical Development at CTI. "Results of the clinical trials using TRISENOX demonstrated that a significant number of those patients who suffered multiple relapses were able to achieve a complete remission, or a disappearance of all visible leukemia cells. The majority of patients who achieved complete remission were still alive and disease-free with a median follow-up time of 16 months. This new treatment represents a significant advance for patients with this disease."

A pivotal trial involving 40 patients with relapsed/refractory APL unresponsive to standard therapies was conducted at nine institutions, including Memorial Sloan-Kettering Cancer Center in New York City and other leading cancer centers across the United States. Seventy percent of these patients achieved a complete remission, with the majority achieving molecular eradication of the genetic abnormality associated with APL. Complete remission was achieved on average within two months after initiation of TRISENOX.


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"We are impressed at both the high rate of complete remission and the relapse-
free survival in this high risk population of APL patients whose previous treatment failed to eradicate their disease," said Steven Soignet, M.D., investigator of Developmental Chemotherapy Service at Memorial Sloan-Kettering Cancer Center in New York City.

Most patients experienced some drug-related toxicity. Acute toxicities associated with arsenic trioxide therapy are well defined and when monitored and treated appropriately are manageable. Serious adverse events (SAEs) reported include APL-differentiation syndrome symptoms (fever, weight gain, shortness of breath, and musculoskeletal pain) in 23% of the patients, and hyperleukocytosis (increased levels of white blood cells) in 50% of the patients. Common toxicities include gastrointestinal (nausea, vomiting, diarrhea, and abdominal pain), fatigue, edema, hyperglycemia, dyspnea, cough, rash or itching, headaches, and dizziness. These adverse effects have not been observed to be permanent or irreversible nor do they usually require interruption of therapy. Another important adverse event was QT prolongation - a change in the time it takes for the heart to relax after each beat. One serious case of QT prolongation evolved into an abnormally rapid heartbeat. This episode resolved spontaneously, and the patient was retreated with TRISENOX without recurrence of the event.

In contrast to the side effects prevalent with use of standard chemotherapy, hair loss, mucositis (mouth sores and ulcers) were uncommon.

TRISENOX is administered intravenously in two phases: induction therapy consisting of daily injections of 0.15 mg/kg until the bone marrow is cleared of leukemic cells, for up to a maximum of 60 days, and consolidation therapy using the same dose for 25 days beginning three weeks after bone marrow remission is evident.

A management conference call will be held on Wednesday, September 27 at 8:30
a.m. (EST).  The call-in number is    for domestic and     for international
callers.

For more information on product availability, interested parties may contact CTI's Customer Service at 1-888-305-2289.

CTI is committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable.

This announcement includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Specifically, the risks and uncertainties that could affect the development of CTI's products under development include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and of CTI's products under development in particular (including, without limitation, the potential failure of TRISENOX and related compounds to prove safe and effective for treatment of disease), determinations by regulatory, patent and administrative governmental authorities, competitive factors, technological developments, costs of developing, producing and selling CTI's products under development, and the risk factors listed or described from time to time in the Company's filings with the Securities and Exchange Commission including, without limitation, the Company's most recent registrations on Forms 10-K, 8-K, S-3 and 10-Q.

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  Cell Therapeutics, Inc. 201 Elliott Ave West Suite #400, Seattle, WA 98119